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                                 EXHIBIT 1

                        JOINT ACQUISITION STATEMENT
                        PURSUANT TO RULE 13d-1(f)1

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


DATED:  July 14, 1997

/s/ William Ehrman
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William Ehrman, individually and as general partner of each of EGS
ASSOCIATES, L.P., BEV PARTNERS, L.P. and THE PHARMACEUTICAL/
MEDICAL TECHNOLOGY FUND, L.P. and as member of EGS PARTNERS, L.L.C.

/s/ Frederic Greenberg
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Frederic Greenberg

/s/ Frederick Ketcher
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Frederick Ketcher

/s/ Jonas Gerstl
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Jonas Gerstl

/s/ James McLaren
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James McLaren